Exhibit (h)(2)

                                         Broker-Dealer Name:

BROKER-DEALER AGREEMENT

BlackRock Investments, LLC

55 East 52nd Street

New York, NY 10055

Ladies and Gentlemen:

We understand that BlackRock Investments, LLC is the exclusive distributor (the “Distributor”) of the common shares of beneficial interest, par value $0.001 per share (the “Shares”), of BlackRock Credit Strategies Fund (the “Fund”), a registered, non-diversified, non-traded closed-end management investment company that is now operated as an interval fund. We desire to enter into an Agreement with the Distributor for the sale of the class(es) of Shares set forth on Appendix A that are now or hereafter available for sale to our customers.

As used herein, the term “Prospectus” shall mean the currently effective prospectuses and, unless the context otherwise requires, related statement(s) of additional information (the “Statement of Additional Information”) incorporated therein by reference, as the same are amended and supplemented from time to time, of the Fund. As used herein unless otherwise indicated, the term “Preliminary Prospectus” means any preliminary prospectus and any preliminary Statement of Additional Information included at any time as a part of the registration statement for the Fund prior to the effective date thereof and that is authorized by the Distributor for use in connection with the offering of Shares.

In consideration of the mutual covenants contained herein, it is hereby agreed that our respective rights and obligations shall be as follows:

1.

Customers of ours who purchase Shares are for all purposes our customers and not customers of the Fund. We shall disclose to our customers that they are transacting business with us only and not with the Distributor or the Fund and that they shall look only to us and not to the Distributor or the Fund for resolution of problems or discrepancies in their accounts. We shall be responsible for opening, approving and monitoring customer accounts and for the review and supervision of these accounts, all in accordance with all applicable U.S. federal and state securities laws and the rules and regulations of applicable regulatory agencies or authorities, such as the Securities and Exchange Commission (“SEC”) and the Financial Industry Regulatory Authority (the “FINRA”), and specifically including, but not limited to, Rule 22c-1(a) under the Investment Company Act of 1940, as amended (the “1940 Act”). Other than as contemplated in this Agreement or the Prospectus, in no transaction involving Shares shall we have any authority to act as agent for the Fund or for the Distributor.

2.
(a)

All orders for the purchase of Shares of the Fund during its initial offering period (the “Initial Offering Period”) shall be executed at the initial public offering price per Share set forth in the Prospectus plus the applicable front-end sales load, if any. All orders for the purchase of Shares of the Fund during its continuous offering period (the “Continuous Offering Period”) shall be executed at the then current public offering price per Share (i.e., the net asset value per Share (“NAV”) for the Shares plus the applicable front-end sales load, if any).

(b)

We acknowledge that the Fund will adopt fundamental policies (which may not be changed without shareholder approval) to make periodic offers to purchase Shares (“repurchase offers”) in accordance with Rule 23c-3 under the 1940 Act, and as described in the Fund’s

Prospectus. Repurchases of Shares of the Fund will be made at the net asset value of such Shares in accordance with the applicable repurchase offer and then-current Prospectus, less any applicable charges and expenses for which the Fund has determined to charge shareholders as permitted by Rule 23c-3 of the 1940 Act. We agree to transmit to our customers any repurchase offer notification received from the Distributor within the time period specified in the applicable Prospectus and in such notification, and to use our reasonable best efforts to transmit repurchase requests from our customers to the Fund or its transfer agent or other designee by the applicable repurchase request deadline as specified in the applicable Prospectus and such repurchase offer notification.

(c)

We expressly acknowledge and understand that Shares of the Fund will not be repurchased by the Fund (other than in accordance with Rule 23c-3 of the 1940 Act) or the Distributor and that no secondary market for the Shares of the Fund exists currently or is expected to develop. Accordingly, we agree to make appropriate disclosures to our customers regarding the risks associated with investing in the Fund, including, but not limited to: (i) Shares of the Fund will not be listed on a public exchange; (ii) no secondary market is expected to develop for the Fund’s Shares; (iii) liquidity for the Shares will be provided only through quarterly repurchase offers; (iv) there is no guarantee that an investor will be able to sell all the Shares that the investor desires to sell in any repurchase offer; (v) an investor should consider an investment in the Fund to be of limited liquidity; (vi) investing in the Shares may be speculative and involve a high degree of risk; and (vii) an investor should carefully read the Fund’s Prospectus prior to investing in the Fund, including the risks associated with leverage. We also expressly acknowledge and agree that, in the event the Distributor’s customer cancels their order for such Shares after confirmation, such Shares may not be repurchased, remarketed or otherwise disposed of by or through the Distributor. ANY REPRESENTATION AS TO A REPURCHASE OFFER BY THE FUND, OTHER THAN THAT WHICH IS SET FORTH IN ITS THEN CURRENT PROSPECTUS OR THE REPURCHASE OFFER NOTICE, IS EXPRESSLY PROHIBITED.

(d)

The minimum initial and subsequent purchase orders shall be as set forth in the Prospectus of the Fund. The Fund reserves the right to reject any purchase order. The Fund reserves the right, at its discretion and without notice, to suspend the sale of Shares or withdraw entirely the sale of its Shares.

3.

In ordering Shares of the Fund, we shall rely solely and conclusively on the representations contained in the Prospectus (or Preliminary Prospectus during any pre-effective offering period) of the Fund. We agree that we shall not offer or sell Shares of the Fund except in compliance with all applicable U.S. federal and state securities laws and the rules and regulations of applicable regulatory agencies or authorities and the Fund’s Prospectus. In connection with offers to sell and sales of Shares of the Fund, we agree to deliver or cause to be delivered to each person to whom any such offer or sale is made, a copy of the Prospectus (or Preliminary Prospectus during any pre-effective offering period) and, upon request, the Statement of Additional Information (or preliminary Statement of Additional Information during any pre-effective offering period) of the Fund; and unless otherwise agreed, we shall promptly confirm in writing all Share transactions of our customers. In connection with repurchase offers for Shares of the Fund, we agree to deliver or cause to be delivered to each person to whom any such offer is made, a copy of the repurchase offer notice. The Distributor agrees to supply us with copies of the Prospectus (or Preliminary Prospectus during any pre-effective offering period), Statement of Additional Information (or preliminary Statement of Additional Information during any pre-effective offering period), annual and interim reports, proxy solicitation materials, repurchase offer notices and any such other information and materials in reasonable quantities upon request.

4.

The Fund has filed with the SEC a Registration Statement (the “Registration Statement”) on Form N-2. The date on which the Registration Statement is declared effective by the SEC is referred to herein as the “Effective Date”. Prior to the Effective Date of the Registration Statement, we expressly acknowledge and understand that:

(a)

Shares of the Fund may not be sold, nor may offers to buy be accepted, (i) prior to the Effective Date of the Registration Statement or (ii) in any state in which such offer or sale would be unlawful prior to registration or qualification under the securities laws of such state.

(b)

The Fund’s Preliminary Prospectus, together with any sales material distributed for use in connection with the offering of Shares of the Fund, does not constitute an offer to sell or the solicitation of an offer to buy Shares of the Fund and is subject to completion and modification by the definitive Prospectus.

(c)

In the event that we transmit indications of interest to the Distributor for accumulation prior to the Effective Date, we will be responsible for confirming such indications of interest with our customers in writing following the Effective Date. Indications of interest with respect to Shares transmitted to the Distributor prior to the Effective Date are subject to acceptance or rejection by the Distributor in its sole discretion and are conditioned upon the occurrence of (i) the Effective Date and/or (ii) the registration or qualification of the respective class of Shares in the respective state.

(d)

Indications of interest with respect to Shares not cancelled by us prior to or on the later of (i) the Effective Date and/or (ii) the registration or qualification of the respective class of Shares in the respective state, and accepted by the Distributor will be deemed by the Distributor to be orders for Shares.

(e)

We agree that with respect to orders for Shares, we will transmit such orders received during any pre-effective offering period to the Distributor within the time period as specified in the Preliminary Prospectus (or in the time period as extended by the Distributor in writing).

5.

We agree to transmit any customer order received during the Continuous Offering Period to the Distributor prior to the time that the public offering price for the Fund is next determined after our receipt of such order in order for it to be processed at that day’s NAV as set forth in the Fund’s Prospectus, except that, consistent with our internal procedures, applicable law and the Fund’s Prospectus, we may be authorized to receive orders on behalf of the Fund (and to authorize others to do so), and the Fund will be deemed to have received such orders when we (or those we authorize) receive the orders. Such orders will be priced at the Fund’s NAV next computed after they are received by us (or our authorized persons). There is no assurance that the Fund will engage in a continuous offering of Shares.

6.

We agree to transmit to our customers any repurchase offer notices received from the Distributor within the time period as specified in the Prospectus and to use our reasonable best efforts to transmit repurchase requests from our customers to the Fund or its transfer agent by the applicable repurchase request deadline.

7.

All indications of interest and orders transmitted to the Distributor are subject to the terms and conditions of the Fund’s Prospectus (including, without limitation, those provisions regarding the purchase, exchange and repurchase of Fund Shares and policies to deter market timing and other inappropriate trading activity) and this Agreement and are subject to acceptance or rejection by the Distributor in the Distributor’s sole discretion. The Distributor’s failure to reject any purchase orders that might be deemed to be inappropriate shall not constitute a waiver of the Distributor’s rights under this Paragraph.

8.

We shall not make any representations concerning the Shares other than those contained in the Prospectus of the Fund, in repurchase offer notices or in any promotional materials or sales literature furnished to us by the Distributor or the Fund expressly for use with potential investors in the public offering of the Fund’s Shares. We shall not furnish or cause to be furnished to any person or display or publish any information or materials relating to the Fund (including, without limitation, promotional materials and sales literature, advertisements, press releases, announcements, repurchase offer notices, statements, posters, signs or other similar materials), except such information and materials as may be furnished to us by the Distributor or the Fund expressly for use with potential investors in the public offering of the Fund’s Shares, and such other information and materials as may be approved in writing by the Distributor or the Fund expressly for use with potential investors in the public offering of the Fund’s Shares. Unless otherwise filed by the Distributor we undertake to file all sales literature and advertisements with FINRA to the extent required by applicable FINRA Conduct Rules.

9.

In determining the amount of any sales commission payable to us hereunder, the Distributor reserves the right to exclude any sales which it reasonably determines are not made in accordance with the terms of the Prospectus and the provisions of this Agreement. Unless at the time of transmitting an order we advise the Distributor or the relevant transfer agent to the contrary, the Shares ordered will be deemed to be the total holdings of the specified investor.

10.
(a)

In accordance with the terms of the Prospectus of the Fund, a reduced sales load may be available to customers that purchase Shares sold with a front-end sales load at the then current public offering price per Share applicable to the total of the (i) dollar amount of Shares then being purchased plus (ii) an amount equal to the then current NAV of certain Shares of the Fund that are already beneficially owned at the time of purchase by the customer on which a front-end sales load has been directly or indirectly paid. Certain purchases of Shares made by a customer and certain other persons (for example, a customer’s spouse and minor children) as set forth from time to time in the Prospectus may be combined for purposes of qualifying for a reduced front-end sales load, and other reduced sales loads may apply as described in the Prospectus. Reduced front-end sales loads may be modified or terminated at any time in the sole discretion of the Fund.

(b)

We acknowledge that certain classes of investors may be entitled to purchase certain classes of Shares of the Fund at NAV without a front-end sales load or with a reduced front-end sales load as from time to time provided in the applicable Prospectus.

(c)	We agree to advise the Distributor promptly as to the amount of any and all sales of Shares by us qualifying for a reduced front-end sales load or an exemption from the front-end sales load.

(d)

[Intra-Fund Exchanges shall, where available, be made in accordance with the terms of the Prospectus. Exchange privileges may be modified or terminated at any time in the sole discretion of the Fund(s) involved.]

11.

The procedures relating to orders and the handling thereof will be subject to the terms of the Prospectus and instructions received by us from the Distributor or the Fund’s transfer agent from time to time. No conditional orders will be accepted. We agree that purchase orders placed by us will be made only for the purpose of covering purchase orders already received from our customers.

Our handling of orders for transactions of Fund Shares shall also comply with our firm’s internal policies and procedures, which we believe to be appropriate and sufficient with regard to the handling of Fund orders on a timely basis and which we believe provide adequate controls and procedures to ensure ongoing compliance with all applicable U.S. federal and state securities laws and the rules, regulations of applicable regulatory agencies or authorities and the Fund’s Prospectus.

We shall monitor all accounts held with us for inappropriate trading activity such as market timing, excessive short-term trading and such other activity described in the Fund’s Prospectus as being inappropriate or impermissible and shall inform the Distributor of any such activity that we identify.

Further, we shall place purchase orders from customers with the Fund immediately and shall not withhold the placement of such orders so as to profit ourselves; provided, however, that the foregoing shall not prevent the purchase of Shares of the Fund by us for our own bona fide investment. We agree that: (a) we shall not effect any transactions (including, without limitation, any purchases, exchanges or repurchases) in the Fund. Shares registered in the name of, or beneficially owned by, any customer unless such customer has granted us full right, power and authority to effect such transactions on his behalf, and (b) the Distributor, the Fund, each transfer agent and the Distributor’s agents, employees and affiliates shall not be liable for, and shall be fully indemnified and held harmless by us from and against, any and all claims, demands, damages, liabilities and expenses (including, without limitation, reasonable attorneys’ fees) which may be incurred by the Distributor or any of the foregoing persons entitled to indemnification from us hereunder arising out of or in connection with the execution of any transactions in Fund Shares registered in the name of, or beneficially owned by, any customer in reliance upon any oral or written instructions believed to be genuine and to have been given by or on behalf of us. The indemnification agreement contained in this Paragraph 11 shall survive the termination of this Agreement.

12.
(a)

We agree that payment for orders from us for the purchase of Shares will be made in accordance with the terms of the Prospectus. On or before the settlement date of each purchase order (including the settlement date for any Shares sold during any pre-effective offering period or any Continuous Offering Period), we shall either (i) remit to an account designated by the Distributor with the transfer agent an amount equal to the then current public offering price of the Shares being purchased less our sales commission, if any, with respect to such purchase order as determined by the Distributor in accordance with the terms of the Prospectus, or (ii) remit to an account designated by the Distributor with the transfer agent an amount equal to the applicable public offering price of the Shares of the Fund being purchased without deduction for our sales commission, if any, with respect to such purchase order as determined by the Distributor in accordance with the terms of the Prospectus in which case our sales commission, if any, shall be payable to us by the Distributor on at least a [monthly] basis. If payment for any purchase order is not received in accordance with the terms of the Prospectus, the Distributor reserve the right, without notice, to cancel the sale and hold us responsible for any loss sustained as a result thereof.

(b)

If any Shares under the terms of this Agreement are sold with a front-end sales load and are repurchased for the account of the Fund or are submitted for repurchase within seven (7) business days after confirmation of our purchase order for such Shares: (i) we shall forthwith refund to the Distributor the full sales commission received by us on the sale, and (ii) the Distributor shall forthwith pay to the Fund the Distributor’s portion of the front-end sales load on the sale which had been retained by the Distributor, if any, and shall also pay to the Fund the amount refunded by us.

13.
(a)

We agree to provide distribution services with respect to the Shares (“Distribution Services”) in accordance with applicable regulatory requirements, except to the extent the Distributor expressly undertakes in writing to do so. In addition, we will render or cause to be rendered ongoing services to, and maintenance of shareholder accounts for clients who hold Shares (“Investor Services,” and together with Distribution Services, “Distribution and Investor Services”).

Such Distribution and Investor Services may include some or all of the following: (i) providing information about the Fund; (ii) the development, formulation and implementation of marketing and promotional activities, including direct mail promotions and television, radio, magazine, newspaper, electronic and other mass media advertising; (iii) the preparation, printing and distribution of Prospectuses, Statements of Additional Information, and reports (other than Prospectuses, Statements of Additional Information or reports used for regulatory purposes or for distribution to existing shareholders); (iv) the preparation, printing and distribution of sales literature, including Prospectuses and Statements of Additional information; (v) providing sales or distribution support services such as for telephone facilities and in-house telemarketing in order to assist investors in placing orders directly for the purchase of Shares and/or assisting investors in applying to purchase Shares and selecting dividend and other account options; (vi) preparation of information, analyses and opinions with respect to marketing and promotional activities; [(vii) conducting initial and ongoing due diligence with respect to the Fund]; (viii) answering shareholder inquiries regarding account status and history, the manner in which purchases, exchanges and repurchases of Shares may be effected and certain other matters pertaining to the shareholders’ investments, (ix) receiving, aggregating and processing shareholder orders; (x) furnishing shareholder sub-accounting; (xi) providing and maintaining elective shareholder services such as check writing and wire transfer services; (xi) providing and maintaining pre-authorized investment plans; (xii) communicating periodically with shareholders; (xiii) acting as the sole shareholder of record and nominee for shareholders; (xiv) maintaining accounting records for shareholders; (xv) answering questions and handling correspondence from shareholders about their accounts; (xvi) issuing confirmations for transactions by shareholders; (xvii) performing similar account administrative services, including assisting shareholders in designating and changing dividend options, account designations and addresses; (xvii) providing such shareholder communications and recordkeeping services as may be required for any program for which we are a sponsor; and (xix) providing such other similar services as may reasonably be requested to the extent we are permitted to do so under applicable statutes, rules, or regulations.

(b)

In consideration of the Distribution and Investor Services we provide, the Distributor (and not the Fund) will pay us, and we will accept as full payment therefor, the asset-based fees equal in amount to the percentage of net assets set forth in the Prospectus, calculated in the manner set forth in the Prospectus, and paid in the manner set forth in the Prospectus. We agree to waive the payment of any distribution or shareholder servicing fees (collectively, the “distribution and servicing fee”) unless and at least until the Distributor has received such fees from the Fund.

(c)

In the event any overpayment is made to us by the Distributor, we shall promptly, but in no event more than fifteen (15) days after we receive notice of such overpayment, repay such overpayment to the Distributor. If any overpayment is not timely repaid to the Distributor, we authorize the Distributor or any of its affiliates, to offset any such overpayment against any funds otherwise payable to us for our own account by the Distributor or its affiliates, including, without limitation, commissions and distribution and servicing fees; provided, however, that any overpayment to us shall not be subject to such offset if the overpayment was the result of an error or other negligent act or omission on the part of the Distributor; and provided further, that we shall not be required to repay, out of our own funds, an overpayment forwarded to a shareholder that is a client of ours, and we shall instead provide the Distributor with the name and address of such client, and the Distributor can choose to follow up with such client, if (a) the overpayment to us is not the result of an error or other negligent act or omission on the part of us, and (b) such client is no longer a shareholder of the Fund.

14.	We hereby represent, warrant and covenant that:

(a)	we are a corporation, partnership or other entity duly organized and validly existing in good standing under the laws of the jurisdiction in which we are organized;

(b)

the execution and delivery of this Agreement and the performance of the transactions contemplated hereby have been duly authorized by all necessary action and all other authorizations and approvals (if any) required for our lawful execution and delivery of this Agreement and our performance hereunder have been obtained;

(c)

upon execution and delivery by us, and assuming due and valid execution and delivery by the Distributor and the Fund, this Agreement will constitute a valid and binding agreement, enforceable against us in accordance with its terms;

(d)

our operations have been conducted at all times in compliance with the Money Laundering Laws (defined below), no action, suit or proceeding by or before any Governmental Entity (defined below) involving us with respect to the Money Laundering Laws is pending or, to our best knowledge, threatened, we have not been previously indicted or convicted of any criminal charges, including money laundering, and we are not the subject of any criminal action of any nature or of any regulatory action relating to money laundering;

(e)	we comply with the regulations imposed by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”);

(f)	the performance of our obligations under this Agreement will not violate any law, rule, regulation or agreement or result in us breaching or otherwise impairing any of our contractual obligations;

(g)

we have, and will continue to maintain during the term of this Agreement, all applicable licenses, registrations, or other governmental or regulatory approvals necessary for us to perform our obligations under this Agreement;

(h)

we have, and will continue to maintain during the term of this Agreement, the systems, equipment and processes adequate to perform the Distribution and Investor Services required under this Agreement either directly or by our Qualified Agent (defined below);

(i)

the distribution and servicing fees paid to us pursuant to this Agreement are reasonable in relation to the Distribution and Investor Services we provide and reasonably similar to fees we receive for equivalent services provided to other parties;

(j)

we are a registered broker-dealer pursuant to Section 15 under the Securities Exchange Act of 1934, as amended, and we are qualified to act as broker-dealer in the states and jurisdictions where we transact business; and

(k)

we are in compliance with the applicable rules and regulations that apply to brokerage fee arrangements between mutual fund companies and broker-dealers, we have established policies and procedures reasonably designed to ensure compliance with such applicable rules and regulations, and we have distributed adequate disclosure pursuant to such rules and regulations to all recipients entitles to such information.

“Money Laundering Laws” means applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the rules and regulations thereunder, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Fund or any of its respective properties, assets or operations (each, a “Governmental Entity”).

15.

We further represent and warrant that we are a member in good standing of FINRA and the Securities Investor Protection Corporation or its successor (“SIPC”) and, with respect to any sales in the United States, we agree to abide by all of the rules and regulations of FINRA, including, without limitation, its Conduct Rules, and SIPC. We agree to comply with, and will use our best efforts to ensure that each Qualified Agent will comply with, all applicable U.S. federal and state laws, rules and regulations including, without limitation, all suitability requirements applicable to our customers’ Share transactions and all requirements to provide specific disclosures to our customers, including, but not limited to, any disclosures regarding fees or other compensation paid to us or our affiliates by the Fund or its affiliates. We agree to take full responsibility for the suitability and proper supervision of investment company recommendations to our customers and to ensure that, to the extent customers request to purchase a class of Shares in the Fund different from what they already hold in the Fund, such customers are aware of the advantages and disadvantages of selecting one class of Shares over other classes of Shares and are aware of the available methods of investment company financing. The Distributor agrees to inform us, upon our request, as to the states in which the Distributor believes the Shares of the Fund have been qualified for sale under, or are exempt from the requirements of, the respective securities laws of such states, but the Distributor shall have no obligation or responsibility to make Shares of the Fund available for sale to our customers in any jurisdiction. We agree to notify the Distributor immediately in the event of our expulsion or suspension from FINRA or SIPC. Our expulsion from FINRA or SIPC will automatically terminate this Agreement immediately without notice. Our suspension from FINRA or SIPC will terminate this Agreement effective immediately upon the Distributor’s written notice of termination to us.

We will, upon request, [            ] certify to compliance with all applicable U.S. federal, state and self-regulatory organization requirements. We shall grant to the Distributor the right to audit the services we provide on [            ] basis or, if applicable, the Distribution and Investor Services any of our agents provide under this Agreement (“Qualified Agents”). We shall permit the Distributor (and we shall use our best efforts to require any of the Qualified Agents to permit the Distributor) to conduct one audit per [            ] to ensure compliance with the terms of this Agreement. The Distributor agrees to provide us with reasonable notice of its intention to conduct such an audit, which notice shall not be less than [            ] prior to such audit. We may, however, coordinate the Distributor’s audit activities through our own internal audit office(s), and we are entitled to observe all of the Distributor’s audit activity. The Distributor will not perform any activity that materially interferes with us, our affiliates’ or any Qualified Agent’s activities or systems during the audit. For purposes of these audit privileges, we shall permit the Distributor’s authorized personnel to have access to their information, systems and employees pertinent to their respective services under this Agreement, and we will not seek prosecution under any computer crime or other applicable statutes for such activity. If lawful, the Distributor may engage an individual public accounting firm to perform any such audit on its behalf.

We agree to promptly advise the Distributor if we receive notice of any of the following: (1) any investor complaint, litigation initiated or threatened, or communication by a regulatory authority which relates to the Fund or to a transaction in Shares by us; or (2) any notice of an examination by any regulatory agency or self-regulatory organization that may or has resulted in a material compliance deficiency; and we agree to promptly provide the Distributor with such information and documentation thereon as the Distributor may request. If a regulatory agency alleges that we have compliance related issues related to the sale of the Shares, then, upon the request of the Distributor or the Fund, we will at our own expense provide certification that such issues have been resolved.

We shall provide the Distributor with such reports as its shall reasonably conclude are necessary to enable the Fund and the Distributor to comply with state blue sky requirements including, but not limited to, a report indicating the number of Shares purchased on behalf of shareholders resident in one or more states or other jurisdictions.

We agree that any person authorized to direct the disposition of monies paid or payable pursuant to this Agreement will provide to the Fund’s Board of Trustees (the “Board”) at least [quarterly], a written report of the amounts so expended and the purposes for which such expenditures were made. We will furnish the Fund, the Distributor or their designees with such information as they may reasonably request (including, without limitation, periodic certifications confirming the provision to clients of the Distribution and Investor Services described herein) at its own expense, and will otherwise cooperate with the Fund, the Distributor and their designees (including, without limitation, any auditors designated by the Fund), in connection with the preparation of reports to the Board concerning this Agreement and the monies paid or payable pursuant hereto, as well as any other reports or filings that may be required by law. The Distributor shall, to the extent practicable and permitted by law, provide reasonable assistance to us regarding the Board’s request.

16.

The names and addresses and other information concerning our customers are and shall remain our sole property, and neither the Distributor nor the Distributor’s affiliates shall use such names, addresses or other information for any purpose except in connection with the performance of the Distributor’s duties and responsibilities hereunder and except for servicing and informational mailings relating to the Fund. Notwithstanding the foregoing, this Paragraph 16 shall not prohibit the Distributor or any of the Distributor’s affiliates from utilizing for any purpose the names, addresses or other information concerning any of our customers if such names, addresses or other information are obtained in any manner other than from us pursuant to this Agreement. The provisions of this Paragraph 16 shall survive the termination of this Agreement.

17.

We have policies and procedures in place in order to comply with our obligations under the provisions of the USA PATRIOT Act, the Bank Secrecy Act (“BSA”) and any other anti-money laundering law, rule or regulation applicable to us as a financial institution under the BSA, or otherwise, including without limitation rules requiring us to implement an anti-money laundering program and a customer identification program. Subject to legal restrictions, we will, upon the Distributor’s request, promptly provide to the Distributor or the respective Fund evidence of those policies and procedures and our compliance therewith and/or evidence establishing the identities and sources of funds for each purchase of Shares of the Fund. We agree to provide the Distributor with such information as the Distributor may reasonably request, including but not limited to the filling out of questionnaires, attestations and other documents, to enable the Distributor to fulfill the Distributor’s obligations under the PATRIOT Act, and, upon the Distributor’s request, to file a notice pursuant to Section 314 of the PATRIOT Act and the implementing regulations related thereto to permit the voluntary sharing of information between us. Upon filing such a notice we agree to forward a copy to the Distributor, and further agree to comply with all requirements under the PATRIOT Act and implementing regulations concerning the use, disclosure, and security of any information that is shared. To the best of our knowledge none of our customer(s): (i) is a country, territory, individual entity or organization named on any “watch list” issued by the OFAC; or (ii) is on any similar list issued by the government of any jurisdiction in which we are doing business; or (iii) is otherwise publicly identified on any similar list of sanctioned persons issued publicly or directly to us by a regulator or other government-affiliated bureau, agency or organization in any jurisdiction in which we are doing business. We have established procedures to identify customer(s) on such lists.

18.
(a)

We agree to hold, and to cause our employees, officers, directors, partners, service providers, advisors, attorneys or agents (collectively, “Representatives”) to hold, the Distributor’s Confidential Information (whether received before, on, or after the date hereof) in strict confidence. We shall only disclose Confidential Information to our Representatives who are subject to separate confidentiality obligations with respect to such information and only to the extent necessary to perform its obligations under this Agreement. “Confidential Information” includes any non-publicly available and proprietary information, and includes, without limitation: (i) trade secrets concerning the business and affairs of the Distributor, the Fund or its respective affiliates; (ii) confidential data, know-how, current and planned research and development, current and planned methods and processes, marketing lists or strategies, slide presentations, business plans, however documented, belonging to the Distributor, the Fund or its respective affiliates; (iii) information concerning the Distributor’s, the Fund’s or its respective affiliates’ business and affairs (including, without limitation, information relating to the Fund’s actual or potential portfolio positions and investment and risk management practices and techniques, historical financial statements, financial projections and budgets, investment-related information, models, budgets, plans, and market studies, however documented); (iv) any information marked or designated confidential; and (v) any notes, analysis, compilations, studies, summaries and other material containing or based, in whole or in part, on any information included in the foregoing.

(b)	We agree that we will use any Confidential Information solely in connection with our obligations, duties and undertakings pursuant to this Agreement and for no other purpose whatsoever.

(c)

The Confidential Information shall be kept confidential in accordance with the terms hereof by us and our Representatives and shall not be disclosed except (i) as may be consented to in writing by the Distributor, and (ii) as required by law, regulation or legal or judicial process, provided that, where such disclosure is required, we shall provide the Distributor with a reasonable opportunity to review the disclosure, to the extent practicable and not prohibited by applicable law or regulation, before it is made, and to interpose the Distributor’s own objections to, or seek to limit, the disclosure at the Distributor’s own expense. We shall be responsible for any breach of this Agreement by our Representatives.

(d)

Upon the Distributor’s written request, we shall return Confidential Information in our possession; provided, however, that we may maintain copies of Confidential Information as required by law or regulation, or our internal recordkeeping policies, and the confidentiality obligations hereunder shall continue to apply to any such copies.

(e)	We agree to comply with the requirements of applicable law relating to the protection of data and information.

(f)

We agree that money damages may not be a sufficient remedy for any breach of this Paragraph 18 by us or our Representatives and that the Distributor shall be entitled to equitable relief, including injunction and specific performance, in the event of any such breach, in addition to all other remedies available to the Distributor at law or in equity.

(g)	Notwithstanding the foregoing, we will not be in breach of this Paragraph 18 by distributing to our customers copies of information approved in advance by the Distributor in writing.

(h)

The parties agree to work together in good faith to (i) respond in a prompt manner to inquiries of customers as communicated by us and (ii) organize informal forums on an as-needed basis for discussing material events relating to the Fund with our customers.

19.
(a)

We agree to abide by and comply in all respects with (a) the privacy standards and requirements of the Gramm-Leach-Bliley Act (“GLBA”) and applicable regulations promulgated thereunder, (b) the privacy standards and requirements of the General Data Protection Regulation 2016/679 (“GDPR”), (c) the privacy standards and requirements of any other applicable U.S. federal or state law, including the Fair Credit Reporting Act (“FCRA”), and (d) our own internal privacy policies and procedures, each as may be amended from time to time.

(b)

The parties hereto acknowledge that from time to time, we may share with the Fund and the Fund may share with us nonpublic personal information (as defined under the GLBA) of our customers. This nonpublic personal information may include, but is not limited to a customer’s name, address, telephone number, social security number, account information and personal financial information. We shall only be granted access to such nonpublic personal information of each of our customers that pertains to the period or periods during which we served as the broker dealer of record for such customer’s account. The parties hereto and the Fund shall not disclose nonpublic personal information of any customers who have opted out of such disclosures, except (i) to service providers (when necessary and as permitted under the

GLBA), (ii) to carry out the purposes for which one party discloses such nonpublic personal information to another party under this Agreement (when necessary and as permitted under the GLBA) or (iii) as otherwise required by applicable law. Any nonpublic personal information that one party receives from another party shall be subject to the limitations on usage described in this Paragraph 19. Except as expressly permitted under the FCRA, we agree that it shall not disclose any information that would be considered a “consumer report” under the FCRA.

(c)

We shall be responsible for determining which customers have opted out of the disclosure of nonpublic personal information by periodically reviewing and, if necessary, retrieving a list of such customers (the “List”) to identify customers that have exercised their opt-out rights. In the event any party hereto or the Fund expects to use or disclose nonpublic personal information of any customer for purposes other than as set forth in this Paragraph 19, it must first consult the List to determine whether the affected customer has exercised his or her opt-out rights. The use or disclosure of any nonpublic personal information of any customer that is identified on the List as having opted out of such disclosures, except as set forth in this Paragraph 19 shall be prohibited.

(d)

We shall implement commercially reasonable measures in compliance with industry best practices designed (i) to assure the security and confidentiality of nonpublic personal information of all customers; (ii) to protect such information against any anticipated threats or hazards to the security or integrity of such information; (iii) to protect against unauthorized access to, or use of, such information that could result in material harm to any customer; (iv) to protect against unauthorized disclosure of such information to unaffiliated third parties; and (v) to otherwise ensure its compliance with all applicable privacy standards and requirements of U.S. federal or state law (including, but not limited to, the GLBA), and any other applicable legal or regulatory requirements. We further agree to cause all our agents, representatives, affiliates, subcontractors, or any other party to whom we provide access to or discloses nonpublic personal information of customers to implement appropriate measures designed to meet the objectives set forth in this Paragraph 19.

(e)

Each party agrees that it will notify the others of any security breaches or incidents that may reasonably lead to a compromise of personally identifiable client or customer information. The parties agree to provide prompt notification of security breaches or incidents to facilitate swift and appropriate action to minimize the impact of the security breach. The provisions of this paragraph will remain operative and in full force and effect regardless of the termination of this Agreement.

20.

We will indemnify and hold harmless the Distributor and the Fund, their respective trustees, members, directors, officers, employees and agents, and each person who is or may be deemed to be controlling, controlled by or under common control with the Distributor or the Fund, from and against any and all direct and indirect claims, damages, losses, liabilities, or expenses (including the reasonable costs of investigation and reasonable attorney’s fees) resulting from (i) our willful misconduct or gross negligence and/or the willful misconduct or gross negligence of our agents and employees, in the performance of, or failure to perform, our obligations under this Agreement, or (ii) any untrue statement, or alleged untrue statement, of a material fact contained in offering documents, sales literature, or marketing materials that we or any of our affiliates produces and provides to our customers who are Fund shareholders, or any omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that we will not be liable for indemnification hereunder to the extent that any claim, damage, loss, liability, or expense results from the willful misconduct or gross negligence of the Distributor or its affiliates. This right of indemnification will survive the termination of this Agreement.

21.	If any action, suit, or proceeding is initiated against any party indemnified hereunder (“Indemnified Party”) with respect to which such party intends to seek indemnification, the

Indemnified Party will notify the other party (“Indemnifying Party”) of such action, suit, or proceeding promptly after service of the summons or other first legal process. Such notice will be given by a means of prompt delivery that provides confirmation of receipt to the address detailed below. The failure of the Indemnified Party so to notify the Indemnifying Party will relieve the Indemnifying Party of its indemnity obligation with respect to that action, suit, or proceeding to the extent that such omission results in the forfeiture of substantive rights or defenses by the Indemnifying Party; failure to give prompt notice will not relieve the Indemnifying Party of any liability that it otherwise may have to the Indemnified Party. The Indemnifying Party will be entitled to assume the defense of such action, suit, or proceeding. If the Indemnifying Party elects to assume the defense thereof and retains counsel, the Indemnified Party will bear the fees and expenses of any additional counsel retained by it, unless (1) the employment of counsel by the Indemnified Party has been authorized in writing by the Indemnifying Party, (2) the Indemnified Party has reasonably concluded that there may be legal defenses available to it or other Indemnified Parties that are different from, or in addition to those available to the Indemnifying Party (in which case the Indemnifying Party will not have the right to direct the defense of such action on behalf of the Indemnified Party) or (3) the Indemnifying Party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees and expenses of counsel will be at the expense of the Indemnifying Party or Parties. All such fees and expenses will be reimbursed promptly as they are incurred. An Indemnifying Party will not be liable for any settlement of any action or claim effected without its written consent, or, in connection with any proceeding or related proceeding in the same jurisdiction, for the fees and expenses of more than one separate counsel for all indemnified parties, except to the extent provided herein. The Indemnifying Party will keep the Indemnified Party informed of all material developments and events relating to such action, suit, or proceeding. If the Indemnifying Party does not elect to assume the defense, the Indemnifying Party will reimburse the Indemnified Party for the reasonable fees and expenses of any counsel retained by it, which fees and expenses will be payable to the Indemnified Party at such intervals as the parties may determine or upon the Indemnifying Party’s receipt of a bill related thereto.

In no case shall the indemnification provided in this Paragraph be available to protect any person against any liability to which any such person would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its or his obligations or duties hereunder, or by reason of its or his reckless disregard of its or his obligations and duties hereunder.

22.

We (including our directors, officers and affiliates (as defined in Rule 501(b) under the Securities Act of 1933, as amended (the “Securities Act”))), and to our knowledge, our agents, employees or other persons acting on behalf of us, are not aware of, or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (“FCPA”) or any other applicable anti-corruption laws, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, and we (including our affiliates) have conducted our businesses in compliance with the FCPA and any other applicable anti-corruption laws and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

23.

Neither this Agreement nor the performance of the services of the respective parties hereunder shall be considered to constitute an exclusive arrangement, or to create a partnership, association or joint venture between the Distributor and us. Except in connection with the limited purpose of receiving and transmitting instructions for the purchase, exchange or repurchase of Shares as described herein, neither party hereto shall be, act as, or represent itself as, the agent or representative of the other, nor shall either party have the right or authority to assume, create or incur any liability or any obligation of any kind, express or implied, against or in the name of, or on behalf of the other party. This Agreement is not intended to, and shall not, create any rights against either party hereto by any third party solely on account of this Agreement. Neither party hereto shall use the name of the other party in any manner without the other party’s prior consent and except as required by any applicable U.S. federal or state law, rule or regulation.

24.

Except as otherwise specifically provided herein, all notices required or permitted to be given pursuant to this Agreement shall be given in writing and delivered by personal delivery or by postage prepaid, registered or certified United States first class mail, return receipt requested, or by telex, telegram or similar means of same day delivery (with a confirming copy by mail as provided herein). Unless otherwise notified in writing, all notices to the Distributor shall be given or sent to the Distributor at its offices located at 55 East 52nd Street, New York, NY 10055, and all notices to us shall be given or sent to us at our address shown below.

25.

This Agreement shall become effective only when accepted and signed by each party to this Agreement, and may be terminated immediately, without prior notice, by any party. This Agreement may be amended by the Distributor at any time upon written notice to us, and our placing an order to purchase after notice of such amendment has been sent to us shall constitute our agreement to such amendment. Any amendment or waiver to this Agreement or any term thereof desired by us shall be executed in writing and signed by each party. This Agreement will terminate automatically in the event of its “assignment” (as defined in the 1940 Act). Any assignment that is not an “assignment” (as defined in the 1940 Act) requires the prior written consent of each party to this Agreement, except that upon 30 days prior written notice to us, the Distributor or the Fund may assign or transfer this Agreement to any successor. This Agreement constitutes the entire agreement and understanding between the parties hereto relating to the subject matter hereof and supersedes any and all prior agreements with regard to the Fund between the parties relating to said subject matter

26.

The Distributor shall have full authority to take such action as it may deem advisable in respect of all matters pertaining to the continuous offering of the Shares. In no way shall the provisions of this Agreement limit the authority of the Distributor or the Fund to take such lawful action as the Distributor or the Fund may deem appropriate or advisable in connection with all matters relating to the operation of the Fund and the sale of the Shares. The Distributor shall be under no liability to us or to our customers except for lack of good faith and for obligations expressly assumed by it herein. Nothing contained in this Paragraph is intended to operate as, and the provisions of this Paragraph shall not in any way whatsoever constitute, a waiver by us of compliance with any provision of the Securities Act, or of the rules and regulations of the SEC issued thereunder.

27.

If a dispute arises between the parties hereto with respect to this Agreement which the parties are unable to resolve themselves, it shall be settled by arbitration in accordance with the then-existing FINRA Code of Arbitration Procedure (“FINRA Code”). The parties agree, that to the extent permitted by the FINRA Code, the arbitrator(s) shall be selected from the securities industry.

28.	THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF [NEW YORK], WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAWS.

[Signature Page Follows]

Very truly the Distributor’ss,

Name of Broker-Dealer (please print or type)

CRD #

Address

City	State	Zip Code

By:
Authorized Office (please print or type)

Signature

Title

Date

Note: Please sign and return all copies of this Agreement to BLACKROCK INVESTMENTS, LLC. Upon acceptance, one countersigned copy will be returned to the Distributor for the Distributor’s files.

Accepted:

BLACKROCK INVESTMENTS, LLC.

By:
Authorized Officer (please print or type)

Signature

Title

Date

Appendix A

Class of Shares

Institutional Class Shares
Brokerage Class Shares